UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 29, 2011

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Business Update Letter to Stockholders

On November 28, 2011, TNP Strategic Retail Trust, Inc. (the “Company”) distributed a business update letter to its stockholders. The full text of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Letter to Stockholders Regarding Estimated Value per Share

Determination of Estimated Value per Share

The board of directors (the “Board”) of the Company has determined an estimated value per share of the Company’s common stock of $10.08 as of September 30, 2011. On November 28, 2011, the Company distributed a letter to its stockholders regarding the Company’s estimated value per share. The full text of the letter to stockholders regarding the Company’s estimated value per share is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The Company is providing the estimated value per share to assist broker-dealers and stockholders in their evaluation of the Company. The Company currently anticipates that the estimated value per share will be calculated quarterly through June 2012. However, the Board may determine to update such estimate more frequently.

Methodology

The objective of the Board in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with TNP Strategic Retail Advisor, LLC (the “Advisor”), the Company’s advisor, and after reviewing appraisal reports of the Company’s properties prepared by third parties at or around September 30, 2011. The estimated per share valuation is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by the number of shares outstanding, all as of September 30, 2011. However, stockholders are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values are expected to change in the future.

In determining an estimated value of a share of the Company’s common stock, the Board relied upon information provided by the Advisor including appraisal reports of the Company’s properties prepared by third parties, as well as the Board’s experience with, and knowledge about, the Company’s real estate portfolio and debt obligations. The third party appraisal reports considered valuation methodologies that are commonly used in the commercial real estate industry, including, among others, a discounted cash flow analysis, which projects a range of the estimated future stream of cash flows reasonably likely to be generated by the Company’s portfolio of properties, and discounts the projected future cash flows to a present value. The Board also took into account the estimated value of the Company’s other assets and liabilities, including a reasonable estimate of the value of the Company’s debt obligations. However, the Board did not consider certain other factors, such as a liquidity discount, because the Board did not believe such factors were appropriate or necessary under the circumstances.

Limitations of the Estimated Value per Share

As with any valuation methodology, the methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by the Board. The estimated value per share determined by the Board does not represent the fair value of the Company’s assets less liabilities in accordance with U.S. generally accepted accounting principles, and such estimated value per share is not a representation, warranty or guarantee that:

•	a stockholder would be able to realize the estimated share value if such stockholder attempts to sell his or her shares;

•	a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of assets and settlement of liabilities of the Company or a sale of the Company;

•	shares of the Company’s common stock would trade at the estimated value per share on a national securities exchange;

•	a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of the Company’s common stock; or

•

the methodologies used to estimate the value per share would be acceptable to the Financial Industry Regulatory Authority, Inc. or under the Employee Retirement Income Security Act with respect to their respective requirements.

Further, the estimated value per share was calculated as of a moment in time, and, although the value of the Company’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions, developments related to individual assets and changes in the real estate and capital markets, the Company has only undertaken to update the estimated value per share quarterly through June 2012. As a result, stockholders should not rely on the estimated value per share as being an accurate measure of the then-current value of the Company’s shares of common stock in making an investment decision. For the reasons set forth above and due to the fact that the Company is still conducting its continuous public offering of common stock and remains in its acquisition phase, the Board has determined that it is not appropriate to revise the price at which shares are offered in its continuous public offering or under the distribution reinvestment plan at this time. In addition, the Company has not changed the price of redemptions under the Company’s share redemption plan at this time.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	TNP Strategic Retail Trust, Inc. letter to stockholders (regarding business update), dated November 29, 2011

99.2	TNP Strategic Retail Trust, Inc. letter to stockholders (regarding estimated value per share), dated November 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: November 29, 2011	By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	TNP Strategic Retail Trust, Inc. letter to stockholders (regarding business update), dated November 29, 2011

99.2	TNP Strategic Retail Trust, Inc. letter to stockholders (regarding estimated value per share), dated November 29, 2011